Exhibit 15

             [Letterhead of Marden, Harrison & Kreuter, CPAs, P.C.]


INDEPENDENT ACCOUNTANTS' REVIEW REPORT


To the Board of Directors and Stockholders
Amici Ventures, Inc.
770 King Street
Rye Brook, New York 10573

We have reviewed the accompanying condensed balance sheet of Amici Ventures, Inc. as of March 31, 2002, and the related condensed statements of operations for the nine and three month periods ended March 31, 2002 and 2001, and condensed statements of stockholders' equity and cash flows for the nine month periods ended March 31, 2002 and 2001. These condensed financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the balance sheet of Amici Ventures, Inc. as of June 30, 2001, presented herein, and the related statement of operations, stockholders' equity and cash flows for the year then ended not presented herein; and in our report dated July 25, 2001, we expressed an unqualified opinion on those financial statements.

MARDEN, HARRISON & KREUTER
Certified Public Accountants, P.C.

/s/ Marden, Harrison & Kreuter

White Plains, New York
May 14, 2002


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